     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION DECEMBER 29, 1995
                                                       REGISTRATION NO. 33-38478
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                             ______________________

                        POST-EFFECTIVE AMENDMENT NO. 4 TO
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                             ______________________
                                  SPIEGEL, INC.
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

               DELAWARE                         36-2593917
     (State or other jurisdiction            (I.R.S. Employer)
     of incorporation or organization)       Identification No.)

              3500 LACEY ROAD, DOWNERS GROVE, ILLINOIS  60515-5432
               (Address of principal executive office) (Zip Code)
                             ______________________

                                JAMES W. SIEVERS
                 Senior Vice President, Chief Financial Officer
                                  Spiegel, Inc.
                                 3500 Lacey Road
                       Downers Grove, Illinois  60515-5432
                                 (708) 986-8800
                     (Name and address of agent for service)
                             ______________________

                                    COPY TO:
                                   Jay A. Lipe
                             Rooks, Pitts and Poust
                        10 South Wacker Drive, Suite 2300
                            Chicago, Illinois  60606
                                 (312) 876-1700
                             ______________________

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 29th day of December, 1995.


                                   SPIEGEL, INC.


                              By:  /s/John J. Shea
                                   --------------------------------------
                                   John J. Shea, Vice Chairman, President and
                                   Chief Executive Office and Principal
                                   Operating Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of December, 1995.

     Signature                              Title
     ---------                              -----


/s/John J. Shea                         Vice Chairman, President, Chief
------------------------------          Executive Officer and Director
John J. Shea                            (Principal Operating Executive Officer)


/s/James W. Sievers                     Senior Vice President, Chief Financial
------------------------------          Officer and Director (Principal
James W. Sievers                        Financial and Accounting Officer)


------------------------------          Director
*Kenneth A. Bochenski

------------------------------          Director
*Dr. Michael Otto


------------------------------          Director
Hans-Christoph Fischer


------------------------------          Director
*Thomas Bohlmann


------------------------------          Director
Horst R. Hansen


------------------------------          Director
Karl-August Hopmann


------------------------------          Director
*Dr. Peter Mueller


------------------------------          Director
Dr. Peer Witten


------------------------------          Director
*David C. Moon

------------------------------          Director
Hans Jorg Hammer



------------------------------          Director
*Dr. Michael Crusemann



*By: /s/John J. Shea
     -------------------------
     Attorney-in-Fact

                                  EXHIBIT INDEX
                                  -------------

                                                                        Page No.
                                                                        --------
*4(a)               Restated Certificate of Incorporation of
                    the Company (filed by incorporation by
                    reference to Exhibit 4.1 to the
                    Company's Registration Statement on Form
                    S-3, Registration No. 33-50739, filed
                    October 25, 1993).                                       N/A

*4(b)               By-Laws of the Company (filed by
                    incorporation by reference to Exhibit
                    4.2 of the Company's Registration
                    Statement on Form S-3, No. 33-50739,
                    filed October 25, 1993).                                 N/A

*4(c)               Specimen Stock Certificate (filed by
                    incorporation by reference to the
                    Company's Annual Report on Form 10-K for
                    the year ended December 31, 1988).                       N/A

*5                  Opinion of Rooks, Pitts and Poust
                    regarding the legality of the Class A
                    Non-Voting Common Stock being registered
                    (filed by incorporation by reference to
                    Exhibit 5 of Registration Statement on
                    Form S-8 No. 33-38478, filed December
                    28, 1990).                                               N/A

15                  Not applicable.                                          n/a

*24(a)              Consent of Rooks, Pitts and Poust
                    (contained in Exhibit 5).                                N/A

*24(b)              Consent of KPMG Peat, Marwick (filed by
                    incorporation by reference to Exhibit
                    24(b) of Registration Statement on Form
                    S-8 No. 33-38478, filed December 28,
                    1990).                                                   N/A

25                  Powers of Attorney                                         5

28(a)               Spiegel, Inc. Semi-Monthly Salaried
                    Employees Incentive Stock Option Plan,
                    as Amended and Restated as of December
                    1, 1995.                                                  14

*28(b)              Form of Stock Option Agreement, as
                    amended as of December 29, 1993 (filed
                    by incorporation by reference to Exhibit
                    28(b) of Registration Statement on Form
                    S-8 No. 33-51755, filed December 29,
                    1993).                                                   N/A

29                  Not applicable.                                          N/A

_______________
*Incorporated by reference.